Exhibit 10.25

Execution Version

CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made on September 28, 2021 (the “Agreement Execution Date”) and effective as of October 16, 2019 (the “Agreement Effective Date”) by and among LianBio Licensing, LLC, a limited liability company organized and existing under the laws of Delaware, United States (“LianBio Licensing”), Lian Oncology, an exempted company organized under the laws of the Cayman Islands (“Lian Oncology”) and LianBio, an exempted company organized under the laws of the Cayman Islands (“LianBio”). Each of LianBio Licensing, Lian Oncology and LianBio is referred to herein as a “Party” and, collectively, as the “Parties”.

INTRODUCTION

WHEREAS, QED Therapeutics, Inc. (“QED”) and LianBio Licensing (as novatee of LianBio pursuant to that certain Novation Agreement dated October 11, 2020 by and among LianBio, LianBio Licensing, and QED (the “Novation Agreement”), attached hereto as Exhibit A) are parties to a certain Exclusive License Agreement dated October 16, 2019 (the “License Agreement”), attached hereto as Exhibit B, pursuant to which LianBio Licensing (and LianBio, prior to the Novation Agreement) (as Licensee) acquired from QED (as Company) certain rights and licenses under certain intellectual property owned or controlled by QED to Develop, Manufacture and Commercialize Licensed Products in the Field in the Territory (each as defined in the License Agreement), all upon the terms and subject to the conditions set forth in the License Agreement (the “QED IP” or Licensed Rights”);

WHEREAS, (A) LianBio Licensing desires to assign and transfer, and effect an assignment of, the License Agreement to Lian Oncology, including all of LianBio Licensing’s rights and obligations thereunder, such that Lian Oncology assumes all of LianBio Licensing’s rights and obligations thereunder as if the original party thereto in place of LianBio Licensing (and LianBio, prior to the Novation Agreement), (B) Lian Oncology desires to accept and agree to such assignment, and (C) LianBio desires to consent and agree to such assignment;

WHEREAS, LianBio intended for all of LianBio Licensing’s rights and obligations under the License Agreement, including the Licensed Rights, to benefit Lian Oncology, and that it was the intent of LianBio and LianBio Licensing that Lian Oncology own the beneficial interests in the Licensed Rights; and

WHEREAS, all payments made by LianBio and LianBio Licensing to QED under the License Agreement prior to the Agreement Execution Date (the “QED Payments”) were contributions by LianBio to Lian Oncology in consideration for and in respect of LianBio’s equity interests in Lian Oncology, and that such payments were made on behalf of and at the direction of Lian Oncology.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:

1.	Assignment and Assumption.

1.1.

Effective as of the Agreement Effective Date, LianBio Licensing hereby irrevocably assigns and transfers to Lian Oncology all rights, licenses, title, interest, claims, demands, liabilities, duties, and obligations of LianBio Licensing under the License Agreement, including, without limitation, the Licensed Rights and all rights, interests, claims, and demands recoverable in law or equity that LianBio Licensing has or may have under the License Agreement (a) for past, present and future infringements of the QED IP, (b) for past, present, and future breaches by QED of the License Agreement, (c) for past, present, and future tort or fraud claims, and (d) for compromising, settling, suing for, and collecting any profits and damages in connection with any of the foregoing, all of the foregoing to be held and enjoyed by Lian Oncology, its successors and assigns or their legal representatives, as fully and entirely as if Lian Oncology had at all times been a party to the License Agreement in place of LianBio Licensing (and LianBio, prior to the Novation Agreement) (such assignment, the “Assignment”).

1.2.

Lian Oncology hereby (a) irrevocably accepts the Assignment, and (b) (i) agrees to be bound by the License Agreement in accordance with its terms, (ii) assumes all liabilities, duties, and obligations of LianBio Licensing under the License Agreement, and (iii) acquires all rights, licenses, title, interest, claims, and demands of LianBio Licensing under the License Agreement, including, without limitation, the Licensed Rights, in each case, as if Lian Oncology had at all times been a party to the License Agreement in place of LianBio Licensing (and LianBio, prior to the Novation Agreement).

1.3.

Lian Oncology shall assume all liability for any breach, non-observance or failure by LianBio Licensing (and LianBio, prior to the Novation Agreement) to perform any performance, covenants, agreements, duties, and obligations expressed to be undertaken by LianBio Licensing (and LianBio, prior to the Novation Agreement) under the License Agreement, irrespective of whether or not any such breach, non-observance or failure is known to any of the Parties.

2.

Contribution and Direction for Payment. The Parties acknowledge and agree that the QED Payments were made on behalf of, and at the direction of, Lian Oncology, and any such payments are treated by the Parties as a contribution to Lian Oncology in exchange for, and in respect of, LianBio’s equity interest in Lian Oncology.

3.

Release. All actions prior to the Agreement Execution Date taken by LianBio Licensing (and LianBio, prior to the Novation Agreement) in fulfillment of its obligations and duties under the License Agreement shall be considered to have discharged those parts of LianBio Licensing’s (and LianBio’s, prior to the Novation Agreement) obligations and duties under the License Agreement. All payments, obligations and duties of LianBio Licensing (and LianBio, prior to the Novation Agreement) under the License Agreement due and payable or due to be performed on or prior to the Agreement Execution Date shall be paid or performed by Lian Oncology in accordance with the terms of the License Agreement.

4.	Consent and Agreement of LianBio. LianBio hereby irrevocably consents and agrees to the Assignment, assumption, contribution and release described in Section 1, Section 2 and Section 3 above.

5.

Further Assurances. Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request to effect the intent and purposes of this Agreement.

6.

Interpretation; Successors. It is the clear intent of all Parties that the Assignment will be interpreted as an assignment and not a novation. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the License Agreement. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and shall not be construed as conferring any rights on any other person.

7.

Governing Law. Construction and interpretation of this Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

8.	Dispute Resolution.

8.1.

Dispute Resolution; Escalation. The Parties recognize that disputes as to certain matters arising out of or in connection with this Agreement may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising out of or in connection with this Agreement in an expedited manner by mutual cooperation. To accomplish this objective, the Parties will first attempt to resolve any and all disputes amongst the Parties arising out of or in connection with this Agreement through good faith discussions. Should the Parties not be able to reach agreement within fifteen (15) days after the date on which the Parties commenced discussions, then any Party may refer such matter to the Chief Executive Officers of each Party for resolution and the Chief Executive Officers of each Party will attempt to resolve the matter in good faith. If the Chief Executive Officers of each Party fail to resolve such matter within fifteen (15) Business Days after the date on which the matter is first referred to the Chief Executive Officers of each Party (unless a longer period is agreed to by the Parties), then, any Party may submit the dispute for final resolution by binding arbitration in accordance with Section 8.2.

8.2.

Arbitration. Except as set forth in this Section 8.2, each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof that cannot be resolved pursuant to Section 8.1 will be referred to and finally resolved by arbitration in accordance with the International Chamber of Commerce Rules (the “Rules”) by an arbitral tribunal composed of three (3) arbitrators, all of whom will have previous judicial experience and significant experience in the pharmaceutical industry, with the two (2) initial arbitrators appointed in accordance with the Rules and the third arbitrator to be selected by mutual agreement of the two (2) initial arbitrators. If the two (2) initial arbitrators are unable to select a third arbitrator within thirty (30) days, the third arbitrator will be appointed in accordance with the Rules. The foregoing arbitration proceedings may be commenced by any Party by notice to the other Parties. Unless otherwise agreed by the Parties, all such arbitration proceedings will be held in New York, New York, USA; provided, however, that proceedings may be conducted by telephone conference call with the consent of the Parties and the arbitrator(s). All arbitration proceedings will be conducted in the English language. The arbitrators will consider grants of equitable relief and orders for specific performance as co-equal remedies along with awards of monetary damages. The arbitrators will have no authority to award punitive damages. The allocation of expenses of the arbitration, including reasonable attorney’s fees, will be determined by the arbitrators, or, in the absence of such determination, each Party will pay its own expenses. The Parties hereby agree that the arbitrators have authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrators deem reasonable and necessary with or without petition therefore by the Parties as well as the final ruling and judgment. All rulings by the arbitrators will be final. Notwithstanding any contrary provision of this Agreement, any Party may seek equitable measures of protection in the form of attachment of assets or injunctive relief (including specific performance and injunctive relief) in any matter relating to the proprietary rights and interests of any Party from any court of competent jurisdiction, pending a decision by the arbitral tribunal in accordance with this Section 8.2). The Parties hereby exclude any right of appeal to any court on the merits of such matter. The provisions of this Section 8.2 may be enforced and judgment on the award (including equitable remedies) granted in any arbitration hereunder may be entered in any court having jurisdiction over the award or any of the Parties or any of their respective assets. Except to the extent necessary to confirm an award or as may be required by laws, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of all Parties. The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, no Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. Nothing in this Section 8.2 will preclude any Party from seeking interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

8.3.

Jury Waiver. EACH PARTY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES TO ARBITRATE AS SET FORTH IN SECTION 8.2. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

9.

Counterparts. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument even if all Parties have not executed the same counterpart. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail will be deemed to be original signatures.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative on the Agreement Execution Date.

LIANBIO LICENSING, LLC

By:	/s/ Yizhe Wang
Name: Yizhe Wang
Title: Manager

[Signature Page to Contribution, Assignment and Assumption Agreement]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative on the Agreement Execution Date.

LIANBIO

By:	/s/ Yizhe Wang
Name: Yizhe Wang
Title: Director

[Signature Page to Contribution, Assignment and Assumption Agreement]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative on the Agreement Execution Date.

LIAN ONCOLOGY

By:	/s/ Yizhe Wang
Name: Yizhe Wang
Title: Director

[Signature Page to Contribution, Assignment and Assumption Agreement]

Exhibit A

Novation Agreement

[Exhibit A to Contribution, Assignment and Assumption Agreement]

Exhibit B

License Agreement

[Exhibit B to Contribution, Assignment and Assumption Agreement]